UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 25, 2013

ACME UNITED CORPORATION
(Exact name of registrant as specified in its charter)
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Connecticut	001-07698	06-0236700
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
60 Round Hill Road, Fairfield, Connecticut		06824
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (203) 254-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Set forth below are the results of the matters submitted for a vote of the shareholders at the Company’s 2013 Annual Meeting of Shareholders held on April 22, 2013.

Proposal 1 – Election of Directors

The following six directors were elected to serve for one-year terms until the 2014 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

Directors	Votes For	Votes Withheld	Broker Non-Votes
Walter C. Johnsen	1,553,008	49,753	1,215,042
Richmond Y. Holden	1,524,832	77,929	1,215,042
Brian S. Olschan	1,552,733	50,028	1,215,042
Stevenson E. Ward III	1,552,966	49,795	1,215,042
Susan H. Murphy	1,538,284	64,477	1,215,042
Rex L. Davidson	1,521,755	81,006	1,215,042

Proposal 2 – Advisory Vote to Approve Executive Compensation

The shareholders approved the Advisory vote to Approve Executive Compensation.

Votes For	Votes Against	Abstained	Broker Non-Votes
1,404,655	98,422	99,684	1,215,042

Proposal 3 – Advisory Vote on Frequency of Future Executive Compensation Advisory Votes

The shareholders approved an advisory vote on Executive Compensation for Every 3 Years.

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
685,734	129,670	686,641	100,716	1,215,042

Proposal 4 – Approval of the Amendment to the 2012 Employee Stock Option Plan

The shareholders approved the 2012 Employee Stock Option Plan.

Votes For	Votes Against	Abstained	Broker Non-Votes
1,399,451	100,187	103,123	1,215,042

Proposal 5- Ratification of the Appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

The shareholders approved the proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstained	Broker Non-Votes
2,710,143	12,725	94,935

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACME UNITED CORPORATION

By	/s/ Walter C. Johnsen
Walter C. Johnsen Chairman and Chief Executive Officer

Dated: April 25, 2013

By	/s/ Paul G. Driscoll
Paul G. Driscoll Vice President and Chief Financial Officer

Dated: April 25, 2013